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                                                                      Exhibit 22
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                          CROWN RESOURCES CORPORATION
                          ---------------------------

                           SCHEDULE OF SUBSIDIARIES
                           ------------------------

                               December 31, 1996
                               -----------------


     .   Crown Resource Corp. of Colorado (100%, incorporated in Colorado)

         . Solitario Resources Corporation (formerly Crown Minerals Corp.) (57.2%-owned subsidiary of Crown Resource Corp. of Colorado, incorporated in Colorado)

              . Compania Minera Solitario Argentina S.A. (100%-owned subsidiary of Solitario Resources Corporation, incorporated in Argentina)

              . Minera Los Tapados S.A. (100%-owned subsidiary of Solitario Resources Corporation, incorporated in Peru)

         . Crown Minerals Corporation (100%-owned subsidiary of Crown Resource Corp. of Colorado, incorporated in Colorado)

     .   Gold Texas Resources U.S., Inc. (100%, incorporated in Texas)

     . Crownex Resources (Canada) Ltd. (100%, incorporated in British Columbia, Canada)

     . Gold Capital Corporation (100%, incorporated in the state of Washington)

         . Gold Texas Resources Ltd. (100%-owned subsidiary of Gold Capital Corporation, incorporated in British Columbia, Canada)

     .   Judith Gold Corporation (100%, incorporated in Montana)

     .   Group Crown Exploration (100%, incorporated in Mexico City, Mexico)